Exhibit 99.1

Concrete Pumping Holdings Acquires Hi-Tech Concrete Pumping Services

– Acquisition Improves Market Position in Houston, Texas –

DENVER, CO – September 1, 2021 – Concrete Pumping Holdings, Inc. (Nasdaq: BBCP) (“CPH” or the “Company”), a leading provider of concrete pumping services and concrete waste management services in the U.S. and U.K., today announced that it completed the acquisition of Hi-Tech Concrete Pumping Services (“Hi-Tech”).

Hi-Tech is a leading provider of concrete pumping services in Houston, Texas. CPH acquired Hi-Tech for an asset purchase valuation of $12.3 million in cash. The asset purchase includes all of Hi-Tech's concrete pumping service equipment which includes 32 boom pumps and two placing booms.

The acquisition provides compelling opportunities for CPH, through its Brundage-Bone brand, to strategically improve its presence in the Houston, Texas region. The increased scale and capacity is expected to provide Brundage-Bone and Hi-Tech customers with the advantages of a larger service offering and expanded fleet availability. Additionally, the acquisition provides a compelling opportunity for the Company to offer the complementary Eco-Pan concrete waste management service to Hi-Tech’s customers.

“Acquiring Hi-Tech provides us an exciting opportunity to improve our market position in Houston, Texas, one of the fastest growing cities in the nation,” said CPH's CEO Bruce Young. “Within our fragmented industry, Hi-Tech is an established business that shares our core values of safety, people and reliability. We look forward to welcoming the Hi-Tech team to expand our services and reach a larger customer base in the great state of Texas.”

About Concrete Pumping Holdings

Concrete Pumping Holdings is the leading provider of concrete pumping services and concrete waste management services in the fragmented U.S. and U.K. markets, primarily operating under what we believe are the only established, national brands in both geographies – Brundage-Bone for concrete pumping in the U.S., Camfaud in the U.K., and Eco-Pan for waste management services in both the U.S. and U.K. The Company’s large fleet of specialized pumping equipment and trained operators position it to deliver concrete placement solutions that facilitate labor cost savings to customers, shorten concrete placement times, enhance worksite safety and improve construction quality. Highly complementary to its core concrete pumping service, Eco-Pan seeks to provide a full-service, cost-effective, regulatory-compliant solution to manage environmental issues caused by concrete washout. As of July 31, 2021, the Company provided concrete pumping services in the U.S. from a footprint of approximately 90 locations across 19 states, concrete pumping services in the U.K. from approximately 30 locations, and route-based concrete waste management services from 17 locations in the U.S. and 1 shared location in the U.K. For more information, please visit www.concretepumpingholdings.com or the Company’s brand websites at www.brundagebone.com, www.camfaud.co.uk, or www.eco-pan.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “outlook” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, including the Company's fiscal year 2021 outlook. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impacts on the Company related to the recent accounting restatement, material weakness in internal control over financial reporting and the assessment of complex accounting issues, as disclosed in the Company's From 10-K/A filed with the Securities and Exchange Commission (the "SEC") on June 11, 2021 (The "Amended 10-K"); the impacts of the COVID-19 pandemic and related economic conditions on the Company; the outcome of any legal proceedings or demand letters that may be instituted against or sent to the Company or its subsidiaries; the ability of the Company to grow and manage growth profitably and retain its key employees; the ability to complete targeted acquisitions and realize the expected benefits from recent acquisitions; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission, including the risk factors in the Company's latest Annual Report on Form 10-K, the Amended 10-K, and Quarterly Reports on Form 10-Q. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Company Contact:

Iain Humphries

Chief Financial Officer

1-303-289-7947

Investor Relations:

Gateway Investor Relations

Cody Slach

1-949-574-3860

BBCP@gatewayir.com